Exhibit 10.38

SERIES B PREFERRED STOCK CONVERSION AGREEMENT

This Series B Preferred Stock Conversion Agreement (the “Agreement”) is made and entered into on November 16, 2010, by and among UniTek Global Services, Inc., a Delaware corporation (the “Company”), and the holders of the Series B Convertible Preferred Stock of the Company, par value $0.00002 per share (the “Series B Preferred Stock”), set forth on the signature pages hereto (each a “Stockholder” and collectively, the “Stockholders”).

Recitals

A.           The Company has at the date hereof approximately 265,237 issued and outstanding shares of the Series B Preferred Stock, of which approximately 237,805 shares (the “Shares”) are owned by the Stockholders, in the amounts set forth opposite the names of the Stockholders on Schedule A hereto.

B.           Pursuant to Section 5.2 of the Certificate of Designation, Preferences and Rights establishing the Series B Preferred Stock (the “Certificate”), each share of Series B Preferred Stock shall automatically be converted into fully-paid and nonassessable shares of the Company’s Common Stock, $0.00002 par value per share (the “Common Stock”), upon the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock, which such conversion shall be effected automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.

C.           In connection with, and conditioned upon the consummation of, an anticipated registered public offering by the Company of the Common Stock (the “Offering”) as registered with the Securities and Exchange Commission on a Registration Statement on Form S-1, the Stockholders and the Company wish to cause each issued and outstanding share of the Series B Preferred Stock to be converted into a number of shares of Common Stock using the following amounts for the terms defined in Section 5.3 of the Certificate: (i) an Original Issuance Price of $100.00 per share, which increases the Original Issuance Price of $50.00 set forth in the Certificate to give effect to the liquidation preference, on a deemed liquidation, of $100.00 per share of Series B Preferred Stock, as contemplated by Section 3.1 of the Certificate, and (ii) a Conversion Price, as defined in Section 5.3 of the Certificate, equal to 93.5% of the offering price to the public of the shares of Common Stock in the Offering, representing a 6.5% discount to the offering price to the public of the shares of Common Stock in the Offering.

Witnesseth

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound by this Agreement, do hereby agree as follows:

ARTICLE 1

CONVERSION

Pursuant to and in accordance with the terms of this Agreement, upon the consummation of the Offering, all of the issued and outstanding shares of Series B Preferred Stock shall be converted, automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, for a number of shares of Common Stock per share of Series B Preferred Stock such that each issued and outstanding share of the Series B Preferred Stock shall be converted into a number of shares of Common Stock using the following amounts for the terms defined in Section 5.3 of the Certificate: (i) an Original Issuance Price of $100.00 per share, which increases the Original Issuance Price of $50.00 set forth in the Certificate to give effect to the liquidation preference, on a deemed liquidation, of $100.00 per share of Series B Preferred Stock, as contemplated by Section 3.1 of the Certificate, and (ii) a Conversion Price, as defined in Section 5.3 of the Certificate, equal to 93.5% of the offering price to the public of the shares of Common Stock in the Offering, representing a 6.5% discount to the offering price to the public of the shares of Common Stock in the Offering.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

2.1 The Company represents and warrants to each Stockholder that the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock have been duly authorized and, when issued upon conversion of the Series B Preferred Stock as contemplated hereby, will be duly and validly issued, fully paid and non-assessable.

2.2 Each Stockholder represents, warrants and acknowledges to the Company as follows:

2.2.1 Ownership of Shares of Series B Preferred Stock.  Each Stockholder is the sole record owner of such Stockholder’s Shares.

2.2.2 Due Authorization.  Each Stockholder has full right, power and authority to execute and deliver this Agreement and any person signing this Agreement and each other document related to the transactions contemplated under this Agreement on behalf of Stockholder has been duly authorized by Stockholder to do so.  The transactions contemplated under this Agreement and Stockholder’s execution and delivery of this Agreement have been authorized by all necessary action on behalf of Stockholder, and this Agreement is the valid and binding obligation of Stockholder, enforceable in accordance with its terms.

2.2.3 No Conflict.  The execution and delivery by Stockholder of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance of Stockholder’s obligations under this Agreement will not conflict with, or result in any violation of or default under: (a) any provision of any governing instrument applicable to Stockholder; (b) any agreement or instrument to which Stockholder is a party or by which it or any of its properties are bound; or (c) any permit, franchise, judgment, decree, statute, rule or regulation applicable to Stockholder or to its business or properties.

2.2.4 No Registration.  The shares of Common Stock to be issued in the conversion have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Each Stockholder is aware of the applicable limitations under the Securities Act on the subsequent sale, transfer, pledge, mortgage, hypothecation, gift, assignment or other encumbrance of such shares of Common Stock.  Each Stockholder further acknowledges that the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

2.2.5 Legend.  Certificates representing the shares of Common Stock may, at the option of the Company, bear the following legend:

SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO UNITEK GLOBAL SERVICES, INC., SUCH REGISTRATION IS NOT REQUIRED.

2.2.6 Indemnity.  Each Stockholder agrees to indemnify and hold harmless the Company and each other person, if any, who controls, is controlled by or is under common control with the Company within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty, or breach or failure by Stockholder to comply with any covenant or agreement by Stockholder in this Agreement.

2.3 All representations, warranties, agreements, undertakings and acknowledgments made by Stockholder in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of: (a) the date of the acceptance hereof by the Company; and (b) the Closing Date.  If any representation, warranty or other information relating to Stockholder in this Agreement is not or will not be true and accurate in any respect as of any such date, Stockholder will give written notice of such fact immediately to the Company, specifying the representations and warranties that are not true and accurate and updating the relevant information.

ARTICLE 3

MISCELLANEOUS

3.1 Amendments and Waivers.  This Agreement or any provisions of this Agreement may not be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.  Failure of the Company or any Stockholder to exercise any right or remedy under this Agreement or any other agreement between the Company and the Stockholders or otherwise, or delay by either of them in exercising the same, will not operate as a waiver thereof.

3.2 Governing Law.  This Agreement shall be enforced, governed and construed in accordance with the substantive laws of the State of Delaware (without reference to the conflicts or choice of laws principles thereof).  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

3.3 Successors and Assigns.  This Agreement and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of Stockholders, the Company and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.  If any Stockholder is more than one person, Stockholder’s obligations shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon each such person and its heirs, executors, administrators and successors.

3.4 Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or other electronic transmission, including electronic mail, pdf or similar means, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to Company, to:

UniTek Global Services, Inc.
1777 Sentry Parkway West
Blue Bell, PA  19422
Attn:  Kyle M. Hall, Esq.

Facsimile:  (267) 464-1700

With a required copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attn: Justin W. Chairman, Esq.
Facsimile: (215) 963-5061

If to a Stockholder, to the address set forth opposite the name of such Stockholder on Schedule A.

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

3.5 Entire Agreement.  This Agreement contains the entire agreement of the parties to this Agreement regarding the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to in this Agreement.

3.6 Headings. The descriptive headings in this Agreement are for the convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

3.7 Interpretation.  The terms “it” and “its,” as used in this Agreement include entities as well as masculine and feminine persons.

3.8 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

3.9 Further Assurances. The parties hereto hereby agree to execute and deliver such other documents, instruments and agreements and to take other such action as may be necessary, proper or appropriate to carry out or effectuate the purposes, terms and conditions of this Agreement.

3.10 Survival of Representations.  All representations and warranties made in or pursuant to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

The undersigned Stockholders, by executing this Signature Page, hereby adopt and agree to all of the terms, conditions, representations and warranties applicable to each Stockholder in this Agreement with respect to all shares held by such Stockholder in the Company.

UNITEK GLOBAL SERVICES, INC. By: /s/ Ronald Lejman Name: Ronald Lejman Title: CFO

STOCKHOLDERS:

SECTOR PERFORMANCE FUND, LP By: Sector Performance GP, LP, its general partner By: Sector Performance LLC, its general partner By: /s/ William G. Neisel Name: William G. Neisel Title: Treasurer

SPF SBS, LP By: Sector Performance LLC, its general partner By: /s/ William G. Neisel Name: William G. Neisel Title: Treasurer

/s/ C. Scott Hisey C. Scott Hisey

/s/ Peter Giacalone Peter Giacalone

/s/ Dean MacDonald Dean MacDonald

[SIGNATURE PAGE TO SERIES B PREFERRED STOCK CONVERSION AGREEMENT]

SCHEDULE A
Stockholder	Number of Shares of Series B Preferred Stock	Number of Shares of Common Stock of the Company to be Received Upon Conversion	Stockholder Address
Sector Performance Fund, LP	219,144	4,934,287	c/o HM Capital, 200 Crescent Ct, Suite 1600, Dallas, Texas 75201
SPF SBS, LP	13,848	311,804	c/o HM Capital, 200 Crescent Ct, Suite 1600, Dallas, Texas 75201
C. Scott Hisey	1,000	22,516	c/o UniTek Global Services, Inc., 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422
Peter Giacalone	2,667	60,051	c/o UniTek Global Services, Inc., 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422
Dean MacDonald	1,146	25,804	c/o UniTek Global Services, Inc., 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422
Total:	237,805	5,354,462